drop

Empowering cannabis companies to deliver more

www.dropdelivery.com

The Cannabis Industry is Exploding

33 Current

States

Plus The District of Columbia currently have passed laws broadly legalizing marijuana in some form



146 Billion

By 2025

The global legal marijuana market size is expected to reach $146 billion

30 Billion

By 2025

US Cannabis retail sales expected to reach $30 billion

44 Percent

In 2016

44% of Medical marijuana users in the U.S. regularly used a delivery service to buy cannabis

#1 CHOICE OF PURCHASING CANNABIS IS DELIVERY


AN ON DEMAND WORLD
drop
CUSTOMERS NOW EXPECT THE
ON DEMAND EXPERIENCE

THE PROBLEM FOR RETAILERS

Fragmented Software Solutions...

Dispensary & delivery companies are forced to use multiple software platforms to run their day-to-day operations. This creates silos and inefficiencies that ultimately lead to higher operation costs, compliance risk and loss of revenue from customers who don't return.


Point of Sale
MJ FREEWAY
E-commerce
Jane
springbig
CRM, Loyalty & SMS
onfleet
Last Mile Logistics

Estimated Pricing: Average $1,500-2,000/Month

WE ARE THE SOLUTION

Drop's All-In-One Software

Drop is the industry's only compliant, all-in-one, turnkey delivery managment solution. Combining all of these key tools into one solution, helps delivery companies increase sales & retention, manage CRM & loyalty and execute last mile - all in one platform.


Point of Sale
E-commerce
drop
CRM, Loyalty & SMS
Last Mile Logistics

Subscriptions starting at $499/month

Over 60% Cost Savings

E-COMMERCE & MARKETING TOOLS

Your Own App

Companies get their own consumer-facing app, where their customers can browse products and place delivery orders.



SMS Marketing

Send SMS campaigns to customers based on their purchase history, order preferences, and more to increase sales.


5:11
Wednesday 11 September
MESSAGES
Orchard Delivery
Hey Corey, place an order today during Happy Hour from 1pm-3pm and claim an extra 50 points

Loyalty Programs

Create and manage your own loyalty programs. Customers can easily view and redeem their points in your new app.


300 Points
Rewards
Total Points
329
300 Points
500 Points

The Only Last Mile Logistics Platform Made Just For Cannabis


drop | Dispatch
Drops
Driver Overview
294294
Corey Guzman
Accepted
Laguna Beach
Paid - CC
Payment
Subtotal
Taxes
Promo Code
Slide to Start

Cannabis Driver App

Drivers can manage their assigned orders, chat with customers/dispatch, and provide real time updates until the order is delivered successfully.

Dispatch Management

Managers can stay on top of the day's deliveries and easily view driver activity within our dispatch platform, ensuring timely deliveries and satisfied customers.

Understand the data driving your business


Total Sales
$22,724.98
↑7%
Total Drops
247
↑25%
Repeat Customer Rate
67%
↑20%
Average Order Value
$92.07
↓5%
Point of Sale
New Customers
34
↓1%

One Hub. One Database.

Retailers can easily manage their business and view their top customers, best selling items, manage staff, and analyze their data daily all-in-one place.

OUR CANNABIS SUCCESS


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Greenlight Technologies Inc. acquired by Leafbuyer
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EDIT
Overview
Recent News
Overview
Acquired Organization:
Greenlight Technologies Inc.
Greenlight Technologies is the leading mobile order ahead and loyalty software solution for the Cannabis Industry.
Acquiring Organization:
Leafbuyer
Leafbuyer
Leafbuyer is a cannabis deals network that helps you find dispensaries, deals, and coupons for cannabis nationwide.
Announced Date
Sep 24, 2018
Acquisition Type
Acquisition
Acquisition Status
Complete
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drop

Winning Team

Drop's award-winning product team's experience spans across multiple industries including social streaming, mobile commerce, cosmetics, fashion, and cannabis.

The team entered the cannabis market in 2018 with Greenlight, the first native order ahead mobile app for dispensary customers. It quickly went viral with thousands of users and tens of millions in sales processed through the platform. Nine months after launching, Greenlight was acquired by a publicly traded Cannabis company.



Vanessa Gabriel CEO

Founder of multiple startups with experience in operations, e-commerce, digital marketing and recently exited in the cannabis industry with Greenlight, the first mobile order ahead app within nine months of launching.



Marc Lopez CTO

Web developer with over 8 years of experience in established and rapidly growing industries with a focus in mobile development and data analytics.



Jade Gabriel CPO

Award winning UI/UX designer that has led product teams for social streaming, fashion, mobile commerce, and cannabis. Her products have grossed over $65 million in sales transactions.



Quincy Taylor Director of Sales

6+ years of experience in the cannabis industry from managing retail locations, client management, and selling software.

We set out to change cannabis delivery

We launched in January...

36
CLIENTS

2
STATES

Jan - Today
5 MONTHS | 2020

$5.6 MILLION

DOLLARS PROCESSED

WITH ONLY 36 CLIENTS

50,172

TOTAL DROPS

CONSTANTLY GROWING DAILY

drop

96,529

REGISTERED USERS

We've proven true product market fit!

OUR MRR

$23,940

OUR MONTHLY ARPA

$665

OUR CHURN RATE

2.7%

OUR CLIENT LTV

$31,255

OUR SOFTWARE CREATED A CULT-LIKE COMMUNITY

helping businesses grow and succeed like they deserve

Our experience working with DROP has been awesome. They are a dynamic company who is on call 24/7 when assistance is needed, have questions or offer suggestions to better streamline our business app. Maria I must say is our representative and she is always efficient and responds quickly to all our requests. Maria is patient and through in all of her responses. Even though they may be a new company on the market they have a cutting edge platform that can boost delivery services to the next level. They are open to working with our company to enhance our app for current customer needs. The IT team is great, they are always open for suggestions. Their customer service should receive the Gold standard award. We look forward to working with DROP in months to come. They are helping to expand our brand and develop a great app for our growing customer base.

LaTanya Hicks
Owner, Green On The Go

What we love about Drop Delivery is that it makes it easy and efficient to manage all of our operations in one platform. We love that our customers can download our app, easily order, check their loyalty points, and see our up to date menu at all times. It's made our staff's job easier and we've seen an increase in sales since we started using the platform.

Elaine Lu
Owner, Ashe Society

Monthly Subscription Pricing

Add Ons: SMS Text Packages

$210 - 10,000 sms texts /0.021 each
$450 - 25,000 sms texts / 0.018 each
$700 - 50,000 sms texts /.014 each
$1,200 - 100,000 sms texts /.012 each
$2,000 - 200,000 sms texts /0.01 each

Seed

$499

0 - 299 drops
2,000 txts provided

50% of clients

Grow

$799

300 - 799 drops
6,000 txts provided

30% of clients

Harvest

$1,250

800+ drops
12,000 txts provided

20% of clients

WE BEAT OUT THE COMPETITION

Products	drop	Jane	MJ FREEWAY	springbig	[illegible]
SMS Texting	✓	✗	✗	✓	✗
eCommerce	✓	✓	✗	✗	✗
Loyalty	✓	✗	✗	✓	✗
Last Mile	✓	✗	✗	✗	✓
Dynamic Inventory	✓	✗	✓	✗	✗
Metrc Certified	✓	✗	✓	✗	✗
Automated Marketing Tools	✓	✗	✗	✗	✗
Smart Deals	✓	✗	✗	✗	✗
CRM	✓	✗	✓	✓	✗
Digital Payments	✓	✗	✓	✗	✗


45%
SALES & MARKETING
25%
PRODUCT & DEV
20%
ORGANIZATION
10%
ADMINISTRATION

Raising $1 MILLION

Deal Terms:

Valuation: $8M
Funding Goal: $1,000,000
Type of Security: Common Stock
Minimum Investment: $100

Product Roadmap

Our mission is to innovate and deliver best in class cannabis SaaS products with an emphasis on extraordinary user experience.

This is just the beginning for Drop Delivery.

Mobile Inventory

Curbside/Pick Up Ordering

Maching Learning/ Predictive Analytics

drop

We thank you for believing, participating, and investing in the future of Cannabis delivery.

Vanessa Gabriel

vanessa@droptechnologies.co